UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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HENNESSY ADVISORS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

Special Meeting

Hennessy Advisors, Inc.

7250 Redwood Boulevard, Suite 200

Novato, California 94945

800-966-4354

www.hennessyadvisors.com

Dear Hennessy Advisors Shareholder:	February 2014

You are cordially invited to attend the special meeting of shareholders of Hennessy Advisors, Inc. The meeting will be held at the principal office of Hennessy Advisors, Inc. located at 7250 Redwood Boulevard, Suite 200, Novato, California 94945, on Wednesday, March 26, 2014 at 9:00 a.m., PDT.

The notice of special meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the special meeting. Officers of Hennessy Advisors, Inc. will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

Thank you for your continued confidence and investment in Hennessy Advisors, Inc. If you have any questions or want to speak with us directly, please don’t hesitate to call us at (800) 966-4354.

Best regards,

Neil J. Hennessy

President, Chairman, and CEO

HENNESSY ADVISORS, INC.

NOTICE AND PROXY STATEMENT

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 26, 2014

TO THE HOLDERS OF OUR COMMON STOCK:

The special meeting of shareholders of Hennessy Advisors, Inc. will be held on Wednesday, March 26, 2014, at 9:00 a.m., PDT, at the principal office of Hennessy Advisors, Inc. located at 7250 Redwood Boulevard, Suite 200, Novato, California 94945.

The meeting will be held for the following purposes:

1.	to approve the Hennessy Advisors, Inc. Amended and Restated 2013 Omnibus Incentive Plan;

2.	to approve the performance-based bonus provision of the Second Amended and Restated Employment Agreement with Neil J. Hennessy; and

3.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our board of directors recommends a vote “FOR” Proposals 1 and 2. Only shareholders of record at the close of business on February 20, 2014 will be entitled to vote at the special meeting and any adjournments or postponements thereof.

We hope you will be able to attend the meeting, but in any event we would appreciate if you date, sign, and return the enclosed proxy as promptly as possible, or vote by calling toll-free (800) 652-8683 (if calling within the United States) or by voting over the Internet at www.Investorvote.com/HNNA. If you are able to attend the meeting, you may revoke your proxy and vote in person should you desire to do so.

By Order of the Board of Directors,

/s/ Teresa M. Nilsen
Teresa M. Nilsen, Secretary

Dated: February 21, 2014

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on March 26, 2014. The notice, proxy statement and form of proxy are available at www.hennessyadvisors.com/proxy.htm.

-i-

HENNESSY ADVISORS, INC.

7250 Redwood Boulevard, Suite 200

Novato, California 94945

PROXY STATEMENT FOR SPECIAL MEETING OF

SHAREHOLDERS TO BE HELD MARCH 26, 2014

This proxy statement and the enclosed form of proxy are first being sent to shareholders of Hennessy Advisors, Inc. (“Hennessy Advisors,” the “company,” “we,” “us” or “our”) on or about March 3, 2014 in connection with the solicitation by our board of directors of proxies to be used at the special meeting of shareholders. The meeting will be held on Wednesday, March 26, 2014, at 9:00 a.m., PDT, at the principal office of Hennessy Advisors, Inc. located at 7250 Redwood Boulevard, Suite 200, Novato, California 94945.

The board of directors has designated Neil J. Hennessy and Teresa M. Nilsen, and each or either of them, as proxy agents to vote the shares of common stock solicited on its behalf. If you sign and return the enclosed form of proxy, or give your proxy by calling toll-free (800) 652-8683 (if calling within the United States) or by voting over the Internet at www.Investorvote.com/HNNA, you may nevertheless revoke your proxy at any time insofar as it has not been exercised by: (1) giving written notice to our corporate secretary; (2) delivering a later dated proxy; or (3) attending the meeting and voting in person. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

VOTING SECURITIES

The record of shareholders entitled to vote was taken at the close of business on February 20, 2014. As of February 20, 2014, we had outstanding and entitled to vote 5,898,756 shares of common stock. Each share of common stock entitles the holder to one vote. Holders of a majority of our outstanding common stock must be present in person or represented by proxy to constitute a quorum at the special meeting. Abstentions and “broker non-votes” (explained below) are counted as present for purposes of determining a quorum.

If you are a record holder (namely, you own your common stock in certificate form), you may vote by marking your vote on the enclosed proxy card and then signing it, dating it, and mailing it in the postage-paid envelope we have provided. Alternatively, you may vote by calling toll-free (800) 652-8683 (if calling within the United States) or by voting over the Internet at www.Investorvote.com/HNNA. If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian (collectively referred to herein as a “broker”), follow the directions given by your broker regarding how to instruct them to vote your shares. Your broker may permit you to vote by the Internet or by telephone. Whether or not you plan to attend the special meeting, we urge you to vote your shares now.

Brokers holding shares of common stock for beneficial owners in “street name” must vote those shares according to any specific instructions they receive from the beneficial owner of the shares. Although brokers have discretionary authority to vote on “routine” proposals, we are not presenting any routine proposals at the special meeting. In the case of “non-routine” proposals, like the approval of the Hennessy Advisors, Inc. Amended and Restated 2013 Omnibus Incentive Plan and the approval of the performance-based provision of the Second Amended and Restated Employment Agreement, a broker may not vote on such proposals unless it receives specific instructions from the beneficial owner. A “broker non-vote” occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting authority for that particular proposal and has not received specific instructions from the beneficial owner. Under applicable rules, if you hold your shares through a broker and do not instruct your broker how to vote with respect to Proposals 1 or 2, your broker may not vote with respect to such proposals.

For (a) the vote to approve the Hennessy Advisors, Inc. Amended and Restated 2013 Omnibus Incentive Plan and (b) the vote to approve the performance-based bonus provision of the Second Amended and Restated Employment Agreement with Neil J. Hennessy, the vote required is the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote “against” such proposals, but broker non-votes will have no effect on the outcome of such proposals.

Amount and Nature of Shares Beneficially Owned

The following table shows information relating to the beneficial ownership as of February 12, 2014 of: (1) each person known to us to be the beneficial owner of more than 5% of our voting stock; (2) each director; (3) each of the executive officers named in the summary compensation table elsewhere in this proxy statement; and (4) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares.

Name	Number of Shares Owned(2)	Percent of Class
Neil J. Hennessy(1)(3)	1,892,168	31.9%
Teresa M. Nilsen(1)(4)	80,429	1.4%
Daniel B. Steadman(1)(5)	29,311	0.5%
Henry Hansel(1)	123,771	2.1%
Brian A. Hennessy(1)(6)	241,320	4.1%
Daniel G. Libarle(1)(7)	72,071	1.2%
Rodger Offenbach(1)(8)	89,453	1.5%
Thomas L. Seavey(1)	64,524	1.1%
Charles M. Almond(9)	448,999	7.6%
Keeley Asset Management Corp.(10)	334,313	5.7%
All directors and executive officers (8 individuals)	2,593,047	44.0%

(1)	The address of each director and executive officer is 7250 Redwood Boulevard, Suite 200, Novato, California 94945.
(2)	Includes shares subject to presently exercisable options as follows:

Name	Number of Options
Neil J. Hennessy	25,313
Teresa M. Nilsen	2,813
Daniel B. Steadman	0
Henry Hansel	25,313
Brian A. Hennessy	25,313
Daniel G. Libarle	25,313
Rodger Offenbach	25,313
Thomas L. Seavey	25,313

(3)	Includes 1,839,105 shares held jointly with his spouse and over which Mr. Hennessy has shared voting and dispositive power and 7,500 shares held by Mr. Hennessy as custodian for his child, over which Mr. Hennessy has shared voting and dispositive power. 1,550,000 of these shares are pledged as security with respect to a personal loan from a financial institution.

(4)	Includes 75,480 shares held jointly with her spouse and over which Ms. Nilsen has shared voting and dispositive power and 1,124 shares held by Ms. Nilsen and by her spouse as custodian for their minor children, over which Ms. Nilsen has shared voting and dispositive power.
(5)	Includes 19,874 shares held jointly with his spouse and over which Mr. Steadman has shared voting and dispositive power.
(6)	Includes 199,133 shares held jointly with his spouse and over which Mr. Hennessy has shared voting and dispositive power.
(7)	Includes 46,758 shares held jointly with his spouse and over which Mr. Libarle has shared voting and dispositive power.
(8)	Includes 53,958 shares held jointly with his spouse and over which Mr. Offenbach has shared voting and dispositive power.
(9)	As reported by Mr. Almond, as of March 14, 2012, Charles M. Almond owned in the aggregate 448,999 shares of Hennessy Advisors, Inc. common stock. Mr. Almond’s principal business address is PO Box 2100, Mill Valley, CA 94941.
(10)	As reported by Keeley Asset Management Corp., as of December 31, 2013, Keeley Asset Management owned in the aggregate 334,313 shares of Hennessy Advisors, Inc. common stock. John L. Keeley, Jr. reported jointly with Keeley Asset Management Corp., reporting beneficial ownership of 297,348 shares of Hennessy Advisors, Inc. common stock. The principal business address of Keeley Asset Management Corp. and John L. Keeley, Jr. is 111 West Jackson, Suite 810, Chicago, Illinois 60604.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

Our executive officers are listed below:

Neil J. Hennessy	President, Chief Executive Officer, and Chairman of the Board of Directors

Teresa M. Nilsen	Executive Vice President, Chief Financial Officer, Chief Operating Officer, and Secretary

Daniel B. Steadman	Executive Vice President and Chief Compliance Officer

We refer to these individuals as our “executive officers.”

Compensation Overview

The goal of our compensation program is the same as our broader company-wide goal: to create long-term value for our shareholders. In an effort to achieve this goal, we have designed and implemented our compensation program to (i) encourage our executive officers to remain with us for long and productive careers and (ii) align the interests of our executive officers with the interests of our shareholders. We believe that most of our compensation elements simultaneously fulfill both of these objectives. The elements of our compensation program are salary, bonus, equity awards, company 401(k) contributions, severance payments and payments in the event of a change of control.

Compensation Objectives

Retention. Given our small number of high level executives, all of our executive officers are essential to our success. Our executive officers are experienced in the mutual fund industry and are presented with other professional opportunities in the industry from time to time, including opportunities at potentially higher compensation levels. We believe it is critical to our success that turnover among our executive officers remains low and that our executive officers remain driven to achieve their individual and company-wide goals. Key elements of our compensation program that are designed to maximize executive officer retention include:

•	equity awards that vest over a four-year period;

•	competitive base salaries;

•	company 401(k) contributions; and

•	severance or change of control agreements.

Alignment. We seek to align the interests of our executive officers with our interests. Key elements of our compensation program that are designed to align the interests of our executive officers with the interests of our shareholders include:

•	cash bonuses based on individual and company-wide performance; and

•	equity awards, which link a significant portion of compensation to shareholder value because the total value of those awards correspond to stock price appreciation.

Process for Determining Compensation of our Executive Officers

The compensation committee is responsible for establishing and administering our policies governing the compensation of executive officers. Our chief executive officer receives a salary and a formulaic quarterly cash bonus pursuant to his employment agreement. He recommends, after consultation with the other two members of the executive management team, to the compensation committee the amount of base salary, cash bonus, company 401(k) contributions, and equity compensation for the company’s other two executive officers, as well as the amount of his own company 401(k) contribution and equity compensation. The chief executive officer’s recommendations are based on salary surveys, experience and performance of our executive officers. The compensation committee does not have any arrangements with compensation consultants. In recognition of the fact that we are a smaller company, our compensation committee relies upon its business judgment in making compensation decisions for our executive officers. With respect to each area against which our executive officers are evaluated, the compensation committee reviews our performance and each executive officer’s performance during the year against targeted performance and then evaluates whether individual and company-wide goals set during the prior year review were achieved. Specific factors affecting compensation decisions for executive officers include, but are not limited to, the following:

•	key financial measurements such growth in profitability and earnings per share;

•	specific performance objectives such as productivity, presentations and attendance at conference and trade shows;

•	compliance with the regulations of the SEC;

•	the ability to lead and effectively manage the company’s employees;

•	performance in preparing and effectively executing short- and long-term strategic plans for the company; and

•	performance in providing administrative services, shareholder services, and investment advisory services to sixteen open-end mutual funds and their four parent companies: The Hennessy Funds, Inc., Hennessy Mutual Funds, Inc., Hennessy Funds Trust, and Hennessy SPARX Funds Trust.

Elements of our Compensation Program

Base Salaries. Base salaries are used to provide a fixed amount of compensation for an executive officer’s regular work. According to the McLagan “2013 Management and Administration Survey” of asset management firms, our executive officers’ cash compensation is in the bottom half of all financial services companies participating in the survey. The salaries of all of our executive officers are reviewed annually and may be adjusted from time to time.

We entered into an employment agreement with Neil J. Hennessy relating to his service as the chairman of the board of directors, president, and chief executive officer of Hennessy Advisors and as chief investment officer and portfolio manager for our mutual funds, effective at the completion of our initial public offering in February 2002. Since 2002, Mr. Hennessy has received an annual salary of $180,000 and any other benefits that other employees receive. Effective October 1, 2012, we amended and restated Mr. Hennessy’s employment agreement for a five-year term ending in 2017, with automatic one-year renewal terms thereafter. The amended agreement provides for an annual salary of $350,000, subject to upward adjustment each January 1 at the discretion of the board of directors. The board did not increase Mr. Hennessy’s salary for 2014.

Bonuses. Mr. Hennessy receives a quarterly incentive-based bonus pursuant to his current employment agreement in the amount of 10% of our pre-tax profits for each fiscal quarter, as computed for financial reporting purposes in accordance with accounting principles generally accepted in the United States of America, except that pre-tax profit is computed without regard to (1) bonuses payable for the fiscal year, (2) depreciation expense, (3) amortization expense, (4) compensation expense related to restricted stock units (or other stock-based compensation expense) and (5) asset impairment charges (the “Quarterly Bonus”). The Quarterly Bonus year begins on October 1 of each year and continues until September 30 of the following year (the “Fiscal Year”). With respect to any fiscal quarter in which a Quarterly Bonus is earned, Mr. Hennessy will receive 50% of such Quarterly Bonus within 75 days following the end of such fiscal quarter and the remaining 50% will be held in a reserve account. If there is a quarterly pre-tax loss (computed in the same manner as pre-tax profit) during any fiscal quarter during the same Fiscal Year, the reserve account will be reduced by an amount equal to 10% of such pre-tax loss. If there is a positive balance in the reserve account at the end of the Fiscal Year, such positive amount will be paid to Mr. Hennessy within 75 days following the end of such Fiscal Year. If there is a negative balance in the reserve account at the end of the Fiscal Year, the negative reserve will be cancelled and not carried forward into the next Fiscal Year. Mr. Hennessy must be an active employee of the company when any bonus is paid in order to be eligible to receive such bonus payment. In connection with amending Mr. Hennessy’s employment agreement, shareholders are being asked to approve this performance-based bonus provision of the agreement. If shareholders do not approve the bonus provision, such bonus will not be paid to Mr. Hennessy pursuant to the agreement and the provision will be removed from the agreement. The bonus provision is substantially the same in both the current and the amended agreement.

Bonuses for our executive officers other than Mr. Hennessy are paid out of a general bonus pool for all employees. The bonus pool in total is set as a percentage of pre-tax profits and therefore fluctuates based on our overall performance. Our executive management team (which is comprised of our three executive officers) determines the percentage amount to be accrued in the bonus pool each year and reviews that percentage amount quarterly based on the current performance of the company. Each executive officer’s (other than Mr. Hennessy’s) portion of the bonus pool is based approximately 40% on individual performance and approximately 60% on company-wide performance, as discussed in his or her compensation review. Each year, our executive management team sets company-wide goals that are then presented to the board. Individual performance objectives are based on customer focus, teamwork, ethics, work product and quality, and attitude. For fiscal year 2013, company-wide objectives were maintaining profitability, updating the compliance program, integrating the ten funds previously managed by FBR Fund Advisers that the company acquired at the beginning of the fiscal year, and pursuing strategic business opportunities. Because the bonus accrual is based on a percentage of pre-tax profits, the bonus is automatically aligned with our performance.

Equity Awards. We have determined that restricted stock units are the most effective compensation tool for a company of our size, because restricted stock units can provide the same value to executive officers as stock options, but with less dilution to earnings per share. Because they vest over a four-year period, the equity awards are granted as a strategy for executive retention. The amount of the equity pool in total is set subjectively based on our budget limitations for future years. The quantities are adjusted based on the fair value of the equity at the date of grant, which determines the total cost to us. The equity awards are granted annually, if at all, after the compensation committee completes its annual review of our executive officers.

Company 401(k) Contributions. We use 401(k) contributions as a means of compensating and retaining our executive officers while also instilling in them the idea that retirement planning is essential. The company 401(k) contribution is optional from year to year and is awarded to our executive officers on the same basis that it is awarded to all employees. It is not based on performance or goal achievement. The percentage level of the contribution is subjective and is determined by our executive management team annually and approved by the compensation committee with respect to the executive officers.

Severance or Change of Control Agreements. Mr. Hennessy’s employment agreement provides for severance payments in the event he is terminated by us for cause or he terminates his employment with us for good reason, as discussed elsewhere in this proxy statement. We believe that these severance payments provide job security for Mr. Hennessy and allow him to focus on the performance of our company.

We have also entered into bonus agreements with Ms. Nilsen and Mr. Steadman that provide for payments in the event of a change of control, which are described elsewhere in this proxy statement. The change of control payments are intended to allow Ms. Nilsen and Mr. Steadman to focus on their performance and to ensure a smooth transition in the event of a change in control. Ms. Nilsen and Mr. Steadman would be paid with or without termination in the event of a change of control in order for them to stay focused on our best interests and interests of our shareholders in the event a change in control is anticipated or occurs.

Other Compensation. We pay for a car allowance, premiums on life insurance, and premiums on disability insurance for Neil J. Hennessy, as recommended by our board of directors.

Consideration of Tax and Accounting Matters

Our compensation committee has considered the implications of Section 162(m) of the Internal Revenue Code in making decisions concerning compensation design and administration. Our compensation committee views tax deductibility as an important consideration and intends to maintain deductibility wherever possible, but also believes that our business needs should be the overriding factor in compensation design. Therefore, the compensation committee believes it is important to maintain flexibility and has not adopted a policy requiring that specific programs meet the requirements of performance-based compensation under Section 162(m). Our compensation committee also considers tax implications for executive officers and structures its compensation programs to comply with Section 409A of the Internal Revenue Code. Accounting and cost implications of compensation programs are considered in program design; however, the main factor is alignment with our business needs.

The following table summarizes the compensation of our executive officers for the fiscal years ended September 30, 2013 and 2012.

Summary Compensation Table for Fiscal Years 2013 and 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation (4)	Total
Neil J. Hennessy	2013	$350,000	$—	$90,000	$—	$1,171,340	(2)(3)	$50,050	$1,661,390
President and CEO	2012	$180,000	$—	$—	$—	$276,865		$26,244	$483,109

Teresa M. Nilsen
Executive Vice President,	2013	$225,000	$—	$135,000	$—	$350,000		$11,563	$721,563
CFO, COO and Secretary	2012	$225,000	$—	$—	$—	$205,000		$7,431	$437,431

Daniel B. Steadman
Executive Vice President and	2013	$170,000	$—	$90,000	$—	$225,000		$8,875	$493,875
Chief Compliance Officer	2012	$170,000	$—	$—	$—	$132,000		$5,614	$307,614

(1)	The amounts in this column include the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718 – Stock Compensation. The fair value of the stock award per share on the date of grant is $9.00 based on the closing price of our common stock on the date of grant of 9/16/2013.
(2)	Mr. Hennessy receives an incentive-based management fee in the amount of 10% of our pre-tax profits before any bonuses, depreciation expense, amortization expense, compensation expense related to restricted stock units (or other stock-based compensation expense) and asset impairment charges for the fiscal year, as computed for financial reporting purposes in accordance with accounting principles accepted in the United States. For a discussion of the terms of Mr. Hennessy’s employment agreement, refer to page 7.
(3)	Mr. Hennessy’s bonus is 10% of our pre-tax profit. The pre-tax profits for fiscal year 2013 are calculated as income before tax of $8,152,000, plus bonuses of $3,294,300 (Mr. Hennessy’s bonus accrual and the bonus accrual for other employees), plus payroll tax accruals of $71,000, plus depreciation and amortization expense of $188,000, plus compensation expense related to restricted stock units of $8,100, for a total pre-tax profit of $11,713,400.
(4)	All other compensation includes premiums on life insurance ($23,790 and $16,097, respectively) and disability insurance ($3,140 for both years) for Neil J. Hennessy for fiscal years 2013 and 2012. Other compensation also includes a car allowance for Neil J. Hennessy ($10,370 and $0, respectively) for fiscal years 2013 and 2012 and profit sharing contributions to the executive officers’ 401(k) plan as follow s: Neil J. Hennessy ($12,750 and $7,007, respectively); Teresa M. Nilsen ($11,563 and $7,431, respectively); and Daniel B. Steadman ($8,875 and $5,614, respectively) for fiscal years 2013 and 2012.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table sets forth the outstanding equity awards held by our executive officers at September 30, 2013.

Outstanding Equity Awards at Fiscal Year-End 2013

	Option Awards (1)				Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Neil J. Hennessy President and CEO	25,313	—	$7.11	11/11/2014	10,000	(3)	$94,000

Teresa M. Nilsen Executive Vice President, CFO, COO and Secretary	2,813	—	$7.11	11/11/2014	15,000	(4)	$141,000

Daniel B. Steadman Executive Vice President and Chief Compliance Officer	—	—	$—		10,000	(3)	$94,000

(1)	All options granted are vested 100% on the date of grant.
(2)	Stock awards are units of restricted stock with a zero exercise price. The units vest at a rate of 25% per year over four years. Restricted stock units do not earn dividends or dividends equivalents. The market value of restricted stock units that have not vested are calculated as the number of unvested units times the fair market value of $9.40 per share at 9/30/13. The actual value realized by the executive will depend on the market value of our common stock on the date that the awards vest.
(3)	The non-vested awards have the following vesting date: 2,500 on 9/16/14; 2,500 on 9/16/15; 2,500 on 9/16/16; and 2,500 on 9/16/17.
(4)	The non-vested awards have the following vesting date: 3,750 on 9/16/14; 3,750 on 9/16/15; 3,750 on 9/16/16; and 3,750 on 9/16/17.

Potential Payments Upon Termination or Change-In-Control

Neil J. Hennessy

The employment agreement with Neil J. Hennessy states that termination by us without cause (where cause is defined as felony convictions, willful or gross misconduct, or a material breach of the employment agreement; but not death or disability) or termination by Mr. Hennessy for good reason (which is defined as a material change in position or alteration of duties) entitles Mr. Hennessy to the greater of (i) his full base salary and 75% of the average annual bonus paid to Mr. Hennessy during the term of his employment for the remaining term in the contract and (ii) one year’s full base salary and an allocable bonus (as measured above). In the event Mr. Hennessy is terminated for cause or voluntarily terminates his employment, no severance will be payable. If a change of control occurs (defined as a sale, transfer or other disposition of all or substantially all of our assets or business, whether by merger, consolidation or otherwise), we may assign the employment agreement and its rights, provided that the assignee assumes all of our obligations.

Teresa M. Nilsen and Daniel B. Steadman

Agreements with Teresa M. Nilsen, executive vice president, chief financial officer and chief operating officer, and Daniel B. Steadman, executive vice president and chief compliance officer, define a change of control as the occurrence of one or more of the following events:

1.	an acquisition, in any one transaction or series of transactions, after which any individual, entity or group has beneficial ownership of 50% or more of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities, but excluding an acquisition (A) by us or any of our employee benefit plans (or related trusts), (B) by Neil J. Hennessy or any affiliate, or (C) by any corporation which, following the acquisition, is beneficially owned, directly or indirectly, in substantially the same proportions, by the beneficial owners of the common stock and voting securities of the company immediately prior to such acquisition; or

2.	50% or more of the members of our board of directors (A) are not continuing directors, or (B) are nominated or elected by the same beneficial owner or are elected or appointed in connection with an acquisition of the company; or

3.	the (A) consummation of a reorganization, merger, share exchange, consolidation or similar transaction, with respect to which the beneficial owners of the company immediately prior to such transaction do not, following such transaction, beneficially own more than 50% of the then outstanding shares of common stock and voting securities of the corporation resulting from the transaction, (B) consummation of the sale or other disposition of all or substantially all of the assets of the company or (C) approval by the shareholders of the company of a complete liquidation or dissolution of the company.

Upon a change of control, as described above, we are required to pay Ms. Nilsen and Mr. Steadman, within 15 days of the change of control, a one-time cash bonus equal to the lesser of, the following:

For Ms. Nilsen:

(a) $750,000; or

(b) the sum of 150% of the total base salary (before deductions) paid to Ms. Nilsen for the most recent fiscal year ended prior to the change of control, 150% of the prior year’s bonus, and the pro rata portion of the prior year’s bonus, provided it has been accrued by us in the fiscal year during which the change of control occurs.

For Mr. Steadman:

(a) $500,000; or

(b) the sum of 100% of the total base salary (before deductions) paid to Mr. Steadman for the most recent fiscal year ended prior to the change of control, 100% of the prior year’s bonus, and the pro rata portion of the prior year’s bonus, provided it has been accrued by us in the fiscal year during which the change of control occurs.

For both Ms. Nilsen and Mr. Steadman, if the bonus payable upon a change of control will be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, the bonus payable will be reduced to one dollar less than an “excess parachute payment.”

Upon a change of control, 100% of both Ms. Nilsen and Mr. Steadman’s restricted stock units granted prior to the change of control would vest.

Director Compensation for Fiscal Year 2013

The following table sets forth compensation received by each of our directors, other than our executive officers, in fiscal 2013. Effective January 1, 2013, our directors receive $6,000 per board meeting (increased from $4,000 per board meeting) and $1,000 per committee meetings (increased from $750 per committee meeting). Committee chairs receive $1,500 per committee meeting (increased from $1,000 per committee meeting).

Director Compensation for Fiscal Year 2013 (1)

Name	Fees Earned or Paid in Cash ($ )	Stock Awards ($ ) (2)	Total ($)
Henry Hansel (3)	$35,750	$45,000	$80,750
Brian A. Hennessy (4)	$32,000	$45,000	$77,000
Daniel G. Libarle (5)	$39,500	$45,000	$84,500
Rodger Offenbach (6)	$33,750	$45,000	$78,750
Thomas L. Seavey (7)	$38,500	$45,000	$83,500

(1)	Executive officers who are directors (Neil J. Hennessy, Teresa M. Nilsen, and Daniel B. Steadman) do not receive additional compensation for directors services and are therefore excluded from this table.
(2)	The amounts in this column include the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718 - Stock Compensation. The fair value of the stock award per share on the date of grant is $9.00 based on the closing price of our common stock on the date of grant of 9/16/2013.
(3)	Mr. Hansel had 25,313 unexercised options and 5,000 restricted units as of September 30, 2013.
(4)	Mr. Hennessy had 25,313 unexercised options and 5,000 restricted units as of September 30, 2013.
(5)	Mr. Libarle had 25,313 unexercised options and 5,000 restricted units as of September 30, 2013.
(6)	Mr. Offenbach had 25,313 unexercised options and 5,000 restricted units as of September 30, 2013.
(7)	Mr. Seavey had 25,313 unexercised options and 5,000 restricted units as of September 30, 2013.

PROPOSAL NO. 1: APPROVAL OF HENNESSY ADVISORS, INC. AMENDED AND

RESTATED 2013 OMNIBUS INCENTIVE PLAN

Summary of Proposal

Our board of directors is seeking shareholder approval of the Hennessy Advisors, Inc. Amended and Restated 2013 Omnibus Incentive Plan (the “2013 Plan”). A copy of the 2013 Plan is attached to this proxy statement as Annex A. The 2013 Plan is being amended and restated to reflect the changes discussed below under “Background.” In particular, we note that the amended and restated 2013 Plan reflects an increase in the amount that a 2013 Plan participant is entitled to receive with respect to (1) an award of performance units in any fiscal year from $100,000 to $5,000,000; (2) an annual incentive award in any fiscal year from $100,000 to the greater of (a) $5,000,000 or (b) ten percent (10%) of the gross profit of the company without regard to (i) any bonuses payable to employees (including related payroll tax expenses), (ii) depreciation expense, (iii) amortization expense, (iv) compensation expense related to restricted stock units or other stock-based compensation expense, and (v) asset impairment charges; and (3) a long-term incentive award in any fiscal year from $100,000 to $5,000,000.

We believe that awards under the 2013 Plan will (A) support the creation of long-term value and business returns for our shareholders and (B) attract and retain outstanding individuals to serve as executive officers and other key employees, outside directors and advisors. We further believe that the 2013 Plan strikes a proper balance between rewarding performance and limiting shareholder dilution. If the 2013 Plan is not approved, the current 2013 Omnibus Incentive Plan will remain in effect in accordance with its terms.

In addition, while our board of directors has not adopted a policy requiring that specific programs meet the requirements of performance-based compensation under Code Section 162(m), our board of directors approved the 2013 Plan in order to, among other reasons, maximize flexibility to enable the company to maintain deductibility, for U.S. federal income tax purposes, of compensation wherever possible.

Background

The current 2013 Omnibus Incentive Plan was originally adopted by our board of directors on December 6, 2012 and approved by our shareholders on January 17, 2013. On February 18, 2014, our board of directors approved the amended and restated 2013 Plan, subject to the approval of shareholders at the special meeting, to:

(1)	permit the use of a quarterly bonus formula in connection with awards;

(2)	permit annual incentive awards to include a period of less than one fiscal year;

(3)	increase the amount that a 2013 Plan participant is entitled to receive with respect to an award of performance units in any fiscal year of the company from $100,000 to $5,000,000;

(4)	increase the amount that a 2013 Plan participant is entitled to receive with respect to an annual incentive award in any fiscal year (or any portion thereof) of the company from $100,000 to the greater of (a) $5,000,000 or (b) ten percent (10%) of the gross profit of the company without regard to (i) any bonuses payable to employees (including related payroll tax expenses), (ii) depreciation expense, (iii) amortization expense, (iv) compensation expense related to restricted stock units or other stock-based compensation expense, and (v) asset impairment charges; and

(5)	increase the amount that a 2013 Plan participant is entitled to receive with respect to a long-term incentive award in any fiscal year of the company from $100,000 to $5,000,000.

Key Terms of the 2013 Plan

Participation:

Eligible officers or other employees, outside directors and advisors. As of February 20, 2014, approximately 25 persons were eligible to participate in the plan, including 5 outside directors and
3 executive officers.

Shares Authorized:	The maximum number of shares which may be issued under the 2013 Plan is 50% of the outstanding common stock.

Share Counting:	Shares authorized are depleted by number of granted awards of any type, and shares used to pay exercise price of options or withholding taxes do not replenish shares authorized.

Award Types:

•      Stock options;

•      Stock appreciation rights;

•      Performance shares;

•      Performance units;

•      Restricted stock;

•      Restricted stock units;

•      Deferred stock rights;

•      Dividend equivalent units;

•      Annual incentive award;

•      Long-term incentive award; and

•      Other stock-based awards.

Individual Limits:	Individual limits on awards of:
• options and stock appreciation rights of 50,000 shares during any fiscal year of the company;

• restricted stock, restricted stock units and/or deferred stock rights of 50,000 shares during any fiscal year of the company;

• performance shares and/or awards of performance units based on the fair market value of common stock of 50,000 shares during any fiscal year of the company;

• performance units not based on the fair market value of common stock of $5,000,000 during any fiscal year of the company;

• other stock-based awards of 50,000 shares during any fiscal year of the company;

•       annual incentive awards in any fiscal year (or any portion thereof) of the company that would pay more than the greater of (a) $5,000,000 or (b) ten percent (10%) of the gross profit of the company without regard to (i) any bonuses payable to employees (including related payroll tax expenses), (ii) depreciation expense, (iii) amortization expense, (iv) compensation expense related to restricted stock units or other stock-based compensation expense, and (v) asset impairment charges; and

• long-term incentive awards in any fiscal year of the company of $5,000,000.

Key Prohibitions:	• No backdating of options or stock appreciation rights;
• No repricing of options or stock appreciation rights; and

• No discounted options or stock appreciation rights.

Amendments:	Material amendments require shareholder approval.

Administration:	Administered by the compensation committee.

Change of Control:	“Single trigger” is required for accelerated vesting of equity awards in a change of control in which the awards are assumed or replaced, meaning that the mere change of control occurring might result in accelerated vesting.

Authorized Shares and Stock Price

Our articles of incorporation authorize the issuance of 15,000,000 shares of common stock. There were 5,898,756 shares of our common stock issued and outstanding as of February 20, 2014, and the market value of a share of our common stock as of that date was $11.15.

Summary of the Terms of the 2013 Plan

The following is a summary of the material provisions of the 2013 Plan. This summary and the highlights above are qualified in their entirety by reference to the full and complete text of the 2013 Plan. Any inconsistencies between this summary or the highlights above and the text of the 2013 Plan will be governed by the text of the 2013 Plan.

Administration and Eligibility

The 2013 Plan is administered by the compensation committee of our Board (which we refer as the “administrator”), which has the authority to interpret the provisions of the 2013 Plan and any award; make, change and rescind rules and regulations relating to the 2013 Plan; and change or reconcile any inconsistency in any award or agreement covering an award. In addition, subject to any limitations imposed by law and any restrictions imposed by the compensation committee, our Chief Executive Officer may act as the administrator with respect to awards granted to employees who are not “officers” subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or “covered employees” subject to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) at the time such authority or responsibility is exercised.

The administrator may not increase the amount of compensation payable under an award that is intended to be performance-based compensation under Section 162(m) of the Code (“Section 162(m)”), although the administrator may decrease the amount of compensation that a participant may earn under the award.

The administrator (to the extent of its authority) may designate any of the following as a participant under the 2013 Plan: officers or other employees, outside directors and advisors.

The Board may delegate some or all of its authority under the 2013 Plan to a committee of the Board or to one or more officers of the company, and the compensation committee may delegate some or all of its authority under the 2013 Plan to a sub-committee or one or more of our officers. Delegation is not permitted, however, with respect to stock-based awards made to individuals subject to Section 16 of the Exchange Act or awards to “covered employees” under Section 162(m), unless the delegation is to a committee of the Board that consists only of non-employee, outside directors.

Types of Awards

Awards under the 2013 Plan may consist of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock rights, dividend equivalent units, other stock-based awards, annual incentive awards or long-term incentive awards. The administrator may grant any type of award to any participant it selects, but only our employees may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or (subject to the 2013 Plan’s prohibition on repricing) in substitution for any other award (or any other award granted under another plan of ours or of any of our affiliates).

Shares Reserved under the 2013 Plan

The 2013 Plan provides that the maximum number of shares which may be issued under the 2013 Plan is 50% of the outstanding common stock.

In general, if an award granted under the 2013 Plan expires, is canceled or terminates without the issuance of shares under the award, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award or if shares are issued under any award and we reacquire them pursuant to rights we reserved upon the issuance of the shares, then such shares will again be available for issuance under the 2013 Plan in the same number as they depleted the reserve, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive stock options. Shares tendered in payment of the exercise price of an option, shares withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be recredited to the reserve.

Options

The administrator has the authority to grant stock options and to determine all terms and conditions of each stock option, including the number of options granted; whether an option is to be an incentive stock option or non-qualified stock option; the date of grant, which is not prior to the date of the administrator’s approval of the grant; a grant price that is not less than the fair market value of the common stock subject to the option on the date of grant; and the terms and conditions of exercise. Fair market value is defined as the last sales price of a share of our common stock for the date in question, or if no sales of our common stock occur on such date, on the last preceding date on which there was such a sale. The administrator determines terms and conditions of exercise as well as the expiration date of each option, but the expiration date will not be later than 10 years after the grant date. If the aggregate fair market value of the shares subject to the portion of an incentive stock option that becomes exercisable during a calendar year exceeds $100,000, then the option is treated as a nonqualified stock option to the extent the $100,000 limitation is exceeded.

Each incentive stock option that the administrator grants to an eligible employee who owns more than ten percent of the total combined voting power of all classes of stock then issued by our company must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant and must terminate no later than five years after the date of grant.

Stock Appreciation Rights

The administrator has the authority to grant stock appreciation rights. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The 2013 Plan provides that the administrator determines all terms and conditions of each stock appreciation right, including: whether the stock appreciation right is granted independently of a stock option or relates to a stock option; the number of shares of common stock to which the stock appreciation right relates; the date of grant, which is not prior to the date of the administrator’s approval of the grant; a grant price that is not less than the fair market value of the common stock subject to the stock appreciation right on the date of grant; the terms and conditions of exercise or maturity; a term that must be no later than 10 years after the date of grant; and whether the stock appreciation right will settle in cash, common stock or a combination of the two.

Performance and Stock Awards

The administrator has the authority to grant awards of restricted stock, restricted stock units, deferred stock rights, performance shares or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share of common stock. Deferred stock right means the right to receive shares of common stock or shares of restricted stock at some future time. Performance share means the right to receive shares of common stock, including restricted stock, to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved.

The administrator determines all terms and conditions of the awards, including: the number of shares of common stock and/or units to which such award relates; whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; the period of restriction with respect to restricted stock or restricted stock units and the period of deferral for deferred stock rights; the performance period for performance awards; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock; and, with respect to performance units, whether the awards will settle in cash, in shares of common stock, or in a combination of the two.

Incentive Awards

The administrator has the authority to grant periodic, annual and long-term incentive awards. Incentive awards are the right to receive a cash payment to the extent performance goals are achieved. The administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the administrator specifies, although the administrator may specify that all or a portion of the goals are deemed achieved upon a participant’s death, disability or (for awards not intended to qualify as performance-based compensation within the meaning of Section 162(m)) retirement, or such other circumstances as the administrator may specify. For annual incentive awards, the performance period must relate to a period of one fiscal year (or any portion thereof) of the company, and for long-term incentive awards, the performance period must relate to a period of more than one fiscal year of the company.

Dividend Equivalent Units

The administrator has the authority to grant dividend equivalent units in connection with “full value” awards, defined to include restricted stock, restricted stock units, performance shares, performance units (valued in relation to a share), deferred stock rights and any other similar award under which the value of the award is measured as the full value of a share, rather than the increase in the value of a share. A dividend equivalent unit is the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. The administrator determines all terms and conditions of a dividend equivalent unit award, except that dividend equivalent units that relate to performance awards that are contingent on the achievement of a performance goal at the time the cash dividend or other distribution is paid with respect to a share must also be contingent on the achievement of such performance goal and may not be paid until the performance goal is achieved.

Other Awards

The administrator has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of common stock or cash. Such awards may include shares of unrestricted common stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our common stock from us. The administrator determines all terms and conditions of the award, including the time or times at which such award is made and the number of shares of common stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of our common stock on the date of the award.

Performance Goals

For purposes of the 2013 Plan, performance goals means the following categories, including in each case any measure based on such category: basic earnings per common share; diluted earnings per common share; total shareholder return; fair market value of shares; gross profit, including gross profit computed for financial reporting purposes in accordance with generally accepted accounting principles, but prior to the exclusion for any or all of the following items (A) any bonuses payable to employees (including related payroll tax expenses), (B) depreciation expense, (C) amortization expense, (D) compensation expense related to restricted stock units or other stock-based compensation expense, and (E) asset impairment charges; operating income or adjusted operating income; segment income; earnings before interest and the provision for income taxes; earnings before interest, the provision for income taxes, depreciation, and amortization; earnings after interest expense and before incentives and service fees and extraordinary or special items; net income; return on investments; return on equity; return on assets; return on capital; economic value added, or other measure of profitability that considers the cost of capital employed; cash flow; net cash provided by operating activities; net increase (decrease) in cash and cash equivalents; market share; completion of integration of acquired businesses and/or strategic activities; identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans; any of the above goals as compared to the performance of a published or special index; the value of all financial assets resulting from an extraordinary acquisition of assets; the performance of one or more of the investment companies managed by the company as compared to a peer group or index or other benchmark; the volume of sales of the investment companies managed by the company; development, completion and implementation of succession planning. The performance goals, other than, in general, the per-share or share-based goals, may be measured for us on a consolidated basis, for any one or more of our affiliates or divisions and/or for any other business unit or units of ours or an affiliate as defined by the administrator at the time of selection.

In addition, the administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above with respect to Awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) or to the extent that the application of such categories results in a reduction of the maximum amount otherwise payable under the award.

To qualify as “performance-based compensation” under Section 162(m), we are required to establish limits on the number of awards that we may grant to a particular participant. The award limits in the 2013 Plan were established in order to provide us with maximum flexibility, and are not necessarily indicative of the size of award that we expect to make to any particular participant. Under the 2013 Plan, no participant may be granted awards that could result in such participant receiving:

•	options for, and stock appreciation rights with respect to, more than 50,000 shares of common stock during any fiscal year of the company;

•	restricted stock, restricted stock units and/or deferred stock rights relating to more than 50,000 shares of common stock during any fiscal year of the company;

•	performance shares and/or awards of performance units based on the fair market value of common stock for more than 50,000 shares of common stock during any fiscal year of the company;

•	performance units not based on the fair market value of common stock of $5,000,000 in any fiscal year of the company;

•	other stock-based awards with respect to more than 50,000 shares of common stock during any fiscal year of the company;

•	annual incentive awards in any fiscal year (or any portion thereof) of the company that would pay more than the greater of (a) $5,000,000 or (b) ten percent (10%) of the gross profit of the company without regard to (i) any bonuses payable to employees (including related payroll tax expenses), (ii) depreciation expense, (iii) amortization expense, (iv) compensation expense related to restricted stock units or other stock-based compensation expense, and (v) asset impairment charges; and

•	long-term incentive awards in any fiscal year of the company that would pay more than $5,000,000.

Each of these limitations is subject to adjustment as described below.

Performance goals will generally be determined after excluding any gains or losses from the sale of assets outside the ordinary course of business; any gains or losses from discontinued operations; any extraordinary gains or losses; the effects of accounting changes; any unusual, nonrecurring, transition, one-time or similar items or charges; the diluted impact of goodwill on acquisitions; and any other items specified by the administrator. For awards intended to qualify as performance-based compensation under Section 162(m), the administrator will specify the excluded items in writing at the time the award is made unless, after application of the excluded items, the amount payable under the award is reduced.

Effect of Termination of Employment or Service on Awards

The administrator will have the discretion to determine, at the time an award is made to a participant or any time thereafter, the effect of the participant’s termination of employment or service with our company or our affiliates on the award.

Transferability and Restrictions on Exercise

No award (other than unrestricted shares), and no right under any such award, is assignable, alienable, saleable, or transferable by a participant except by will or by the laws of descent and distribution, unless and to the extent the administrator allows a participant to designate in writing a beneficiary to exercise the award or receive payment under an award after the participant’s death, or transfer an award.

Each award, and each right under any award, will be exercisable during the lifetime of the participant only by the participant or, if permissible under applicable law, by such individual’s guardian or legal representative.

Adjustments

If any of the following occurs:

•	we are involved in a merger or other transaction in which our common stock is changed or exchanged;

•	we subdivide or combine our common stock or we declare a dividend payable in our common stock, other securities or other property;

•	we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of common stock, that the Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common stock; or

•	any other event occurs, which, in the judgment of the Board or compensation committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2013 Plan;

then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2013 Plan and subject to certain provisions of the Code, adjust the number and type of shares of common stock subject to the 2013 Plan and which may, after the event, be made the subject of awards; the number and type of shares of common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder) in an amount and at a time determined by the administrator.

No such adjustments may be authorized in the case of incentive stock options to the extent that such authority would cause the 2013 Plan to violate Code Section 422(b).

Without limitation, if there is a reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a change of control (other than any such transaction in which we are the continuing corporation and in which the outstanding shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the administrator may substitute for each share then subject to an award and the shares subject to the 2013 Plan the number and kind of shares of stock, other securities, cash or other property to which holders of commons stock will be entitled in respect of each share pursuant to the transaction.

In the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse stock split), if no action is taken by the administrator, the adjustments described above will automatically be made.

In connection with any merger, consolidation, acquisition of property or stock, or reorganization, the administrator may authorize the issuance or assumption of awards under the 2013 Plan, subject to the listing requirements of any principal securities exchange or market on which the shares are then traded.

Change of Control

Unless otherwise provided in an applicable employment, retention, change of control, severance, award or similar agreement, or by the administrator prior to the event, in the event of a change of control of our company:

•	If the purchaser, successor or surviving corporation (or parent thereof) (which we refer to as the “Survivor”) so agrees, some or all outstanding awards will be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the change of control transaction, subject to appropriate adjustments.

•	To the extent the Survivor in the change of control transaction does not agree to assume the awards or issue replacement awards, then immediately prior to the date of the change of control:

•	each stock option or stock appreciation right that is then held by a participant who is employed by or in the service of us or one of our affiliates will become fully vested, and, unless otherwise determined by the Board or the compensation committee, all stock options and stock appreciation rights will be cancelled in exchange for a cash payment equal to the excess of the change of control price (as determined by the administrator) of the shares of common stock covered by the stock option or stock appreciation right over the purchase or grant price of such shares of common stock under the award;

•	restricted stock, restricted stock units and deferred stock rights (that are not performance awards) that are not vested will vest;

•	all performance and incentive awards that are earned but not yet paid will be paid, and all performance and incentive awards for which the performance period has not expired will be cancelled in exchange for a cash payment to be made within 30 days of the change of control equal to a pro rated portion of the target value of the award reflecting the portion of the performance period that had elapsed prior to the change of control;

•	all dividend equivalent units that are not vested will vest and be paid in cash; and

•	all other awards that are not vested will vest and if an amount is payable under such vested award, then such amount will be paid in cash based on the value of the award.

With respect to any awards that are assumed or replaced by the Survivor and with respect to any awards not cancelled in connection with the change of control, if the Survivor terminates the participant’s employment or service without cause (as defined in the agreement relating to the award or, if not defined in such an agreement, as defined by the administrator) or if the participant has in effect an employment, retention, change of control, severance or similar agreement with us or any affiliate that contemplates the termination of his or her employment or service for good reason, and the participant terminates his or her employment or service for good reason (as defined in such agreement), in either case within 24 months after a change of control, then any such awards will be treated as follows:

•	all outstanding awards or replacement awards will vest automatically (assuming, for any award the vesting of which is subject to performance goals, that such goals had been met at the target level);

•	stock options and stock appreciation rights will, at the election of the participant, be cancelled in exchange for a payment in cash and/or shares (which may include shares or other securities of the Survivor) equal to the excess of the fair market value of the shares on the date of such termination covered by the portion of the option or stock appreciation right that has not been exercised over the exercise or grant price of such shares under the award;

•	restricted stock, restricted stock units or deferred stock rights will, at the election of the participant, be cancelled as of the date of such termination in exchange for a payment in cash and/or shares (which may include shares or other securities of the Survivor) equal to the fair market value of a share;

•	performance awards and annual and long-term incentive awards that are earned but not yet paid will be paid upon the termination of employment or service, and performance awards and annual and long-term incentive awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to a pro rated portion of the target value of the award reflecting the portion of the performance period that had elapsed prior to the termination; and

•	other awards will be cancelled as of the date of such termination in exchange for a payment in cash in an amount equal to the value of the award.

If the participant has a deferral election in effect with respect to any amount payable under these change of control provisions, that amount will be deferred pursuant to such election and will not be paid in a lump sum, except that, with respect to amounts payable to a participant (or the participant’s beneficiary or estate) who is entitled to a payment hereunder because the participant’s employment terminated as a result of death or disability, or payable to a participant who has met the requirements for retirement (without regard to whether the participant has terminated employment), no payment will be made unless the change of control also constitutes a change of control within the meaning of Code Section 409A.

Except as otherwise expressly provided in any agreement between a participant and us or an affiliate, if the receipt of any payment by a participant under the circumstances described above would result in the payment by the participant of any excise tax provided for in Code Sections 280G and 4999, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

A “change of control” is generally defined by the 2013 Plan as the occurrence of one or more of the following events:

1.

an acquisition, in any one transaction or series of transactions, after which any individual, entity or group has beneficial ownership of 50% or more of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities, but excluding an acquisition (A) by us or any of our employee benefit plans (or related trusts),

(B) by Neil J. Hennessy or any affiliate, or (C) by any corporation which, following the acquisition, is beneficially owned, directly or indirectly, in substantially the same proportions, by the beneficial owners of the common stock and voting securities of the company immediately prior to such acquisition; or

2.	50% or more of the members of our board of directors (A) are not continuing directors, or (B) are nominated or elected by the same beneficial owner or are elected or appointed in connection with an acquisition of the company; or

3.	the (A) consummation of a reorganization, merger, share exchange, consolidation or similar transaction, with respect to which the beneficial owners of the company immediately prior to such transaction do not, following such transaction, beneficially own more than 50% of the then outstanding shares of common stock and voting securities of the corporation resulting from the transaction, (B) consummation of the sale or other disposition of all or substantially all of the assets of the company or (C) approval by the shareholders of the company of a complete liquidation or dissolution of the company.

Term of 2013 Plan

Unless earlier terminated by our Board, the 2013 Plan will remain in effect until all common stock reserved for issuance under the 2013 Plan has been issued. If the term of the 2013 Plan extends beyond ten years, no further incentive stock options may be granted unless the shareholders have approved an extension of the 2013 Plan for that purpose.

Termination and Amendment

The Board or the compensation committee may amend, alter, suspend, discontinue or terminate the 2013 Plan at any time, except:

•	the Board must approve any amendment to the 2013 Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

•	shareholders must approve any amendment to the 2013 Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or any other applicable law; and

•	shareholders must approve any amendment to the 2013 Plan that materially increases the number of shares of common stock reserved under the 2013 Plan, the incentive stock option award limits or the per participant award limitations set forth in the 2013 Plan, that materially expands the group of individuals that may become participants under the 2013 Plan or that diminishes the provisions on repricing or backdating stock options and stock appreciation rights.

The administrator may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the 2013 Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our common stock is then traded, to the extent the administrator deems necessary to preserve favorable accounting or tax treatment of any award for us, or to the extent the administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

The authority of the administrator to terminate or modify the 2013 Plan or awards will extend beyond the termination date of the 2013 Plan. In addition, termination of the 2013 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the 2013 Plan except as they may lapse or be terminated by their own terms and conditions.

Awards Subject to Recoupment; Compliance with Award Agreement and Plan Required

Awards and any stock issued or cash paid under an award are subject to any recoupment, clawback, equity holding, stock ownership or similar policies that we adopt from time to time and any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to us from time to time. Unless an award agreement specifies otherwise, the administrator may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the 2013 Plan.

Repricing Prohibited

Neither the administrator nor any other person may: (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited

The administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the 2013 Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2013 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the 2013 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the 2013 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2013 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the 2013 Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) limits the deduction we can take for compensation we pay to our chief executive officer and our four other highest paid executive officers (determined as of the end of each year) to $1,000,000 per year per individual. However, performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1,000,000 limit. The

2013 Plan is designed so that awards granted to the covered individuals may meet the Section 162(m) requirements for performance-based compensation. In the case of awards that are performance-based compensation because they are contingent on the achievement of Performance Goals, the regulations under Section 162(m) require, among other things, that shareholders approve the Performance Goals every five years to enable awards under the 2013 Plan to continue to qualify as performance-based compensation.

Code Section 409A

Awards under the 2013 Plan may constitute, or provide for, a deferral of compensation under Code Section 409A. If the requirements of Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the 2013 Plan, and we expect to seek to structure awards under the 2013 Plan, to comply with Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Code Section 409A. To the extent that we determine that any award granted under the 2013 Plan is subject to Code Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Code Section 409A. The 2013 Plan and any applicable awards may be modified to exempt the awards from Code Section 409A or comply with the requirements of Code Section 409A.

Future Plan Benefits

The administrator has discretion to determine the individual employees or group of employees to whom awards will be granted and the terms and conditions of such awards. The company cannot currently determine the awards that may be granted under the 2013 Plan. The administrator will make such determinations from time to time.

Equity Compensation Plan Information

The following table sets forth information regarding our equity incentive plans. All information presented is as of September 30, 2013. We do not have any equity compensation plans that have not been approved by our shareholders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining for issuance under compensation plans (excluding securities reflected in column (a))(2) (c)
Equity compensation plans approved by security holders	245,998	$5.36	2,043,791
Equity compensation plans not approved by security holders	0	0	0

Total	245,998	$5.36	2,043,791

(1)	The number of securities to be issued includes 60,000 shares relating to RSU’s to be issued according to the vesting schedule of 25% per year. The exercise price for RSU’s is zero, which is included in the weighted average exercise price of outstanding securities.
(2)	Any shares of common stock outstanding under the 2001 Omnibus Incentive Plan reduces the number of shares of common stock that may be issued under the 2013 Plan. The maximum number of shares of common stock that may be issued under the 2013 Plan is 50% of our outstanding common stock, or 2,949,378 shares, as of the fiscal year ended September 30, 2013.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting is required to approve the proposal. Abstentions will have the same effect as a vote “against” this proposal, but broker non-votes will have no effect on the outcome of this proposal.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE HENNESSY ADVISORS, INC. AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE APPROVAL OF THE HENNESSY ADVISORS, INC. AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN UNLESS THE SHAREHOLDER HAS SPECIFIED OTHERWISE.

PROPOSAL NO. 2: APPROVAL OF THE PERFORMANCE-BASED BONUS PROVISION

OF THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT WITH

NEIL J. HENNESSY

Summary of Second Amended and Restated Employment Agreement

On February 21, 2014, the company amended and restated the employment agreement (the “Agreement”) with Neil J. Hennessy (“Mr. Hennessy”) which provides for Mr. Hennessy’s continued service as Chairman of the Board, Chief Executive Officer and President of the company and Chief Investment Officer and Portfolio Manager for the company’s mutual funds through February 21, 2019 with automatic one-year renewals unless either party gives written notice to other at least 60 days prior to the expiration of the then-current term. Under the terms of the Agreement, Mr. Hennessy is entitled to receive an annual base salary of $350,000, which amount may be increased in the Board’s sole discretion at the start of each calendar year, to receive certain performance-based incentive awards (as described below) and to participate in the company’s benefit plans. In the event that (a) Mr. Hennessy’s employment is terminated by the company without cause (where cause is defined as felony convictions, willful or gross misconduct, or a material breach of the Agreement; but not death or disability) or (b) Mr. Hennessy terminates his employment with the company for good reason (which is defined as a material change in position or alteration of duties), Mr. Hennessy is entitled to receive the greater of (i) his full base salary and 75% of the average annual bonus paid to Mr. Hennessy during the term of his employment for the remaining term in the Agreement or (ii) one year’s full base salary and an allocable bonus (as measured above). In the event Mr. Hennessy is terminated for cause or voluntarily terminates his employment with the company, no severance will be payable. The full text of the Agreement can be found on the company’s Report on Form 8-K filed on February 21, 2014.

Approval of Bonus Provision under Section 162(m)

Section 162(m) limits the deduction the company can take for compensation it pays to its chief executive officer and its four other highest paid executive officers (determined as of the end of each year) to $1,000,000 per year per individual. However, performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1,000,000 limit. In order to meet the requirements of Section 162(m), the material terms of the performance goals of such “performance-based” compensation must be disclosed to, and approved by, the shareholders before the compensation is paid. Once approved, no further shareholder disclosure or approval is necessary unless the material terms of the performance goals are changed. It is intended that the Quarterly Bonus (as defined below) will qualify for the performance-based compensation exemption from Section 162(m) if the Quarterly Bonus is approved by the company’s shareholders at the special meeting. Starting with the period beginning on January 1, 2014, the payment of the Quarterly Bonus will be contingent upon shareholder approval of this proposal 2. Accordingly, if the Quarterly Bonus is not approved by shareholders, no Quarterly Bonus will be paid pursuant to the employment agreement (the company could elect to pay a similar bonus pursuant to the amended and restated 2013 Plan).

The Quarterly Bonus formula, which is the same as the Quarterly Bonus formula in the current employment agreement, is as follows: beginning on January 1, 2014, Mr. Hennessy would be entitled to receive a quarterly incentive-based bonus in the amount of

10% of the company’s pre-tax profits for each fiscal quarter, as computed for financial reporting purposes in accordance with accounting principles generally accepted in the United States of America, except that pre-tax profit is computed without regard to (A) bonuses payable to employees (including related payroll tax expenses) for the fiscal year, (B) depreciation expense, (C) amortization expense, (D) compensation expense related to restricted stock units (or other stock-based compensation expense) and (E) asset impairment charges (such amount, for each quarter, the “Quarterly Bonus”). The Quarterly Bonus year begins on October 1 of each year and continues until September 30 of the following year (the “Fiscal Year”). With respect to any fiscal quarter in which a Quarterly Bonus is earned, Mr. Hennessy will receive 50% of such Quarterly Bonus within 75 days following the end of such fiscal quarter and the remaining 50% will be held in a reserve account. If there is a quarterly pre-tax loss (computed in the same manner as pre-tax profit) during any fiscal quarter during the same Fiscal Year, the reserve account will be reduced by an amount equal to 10% of such pre-tax loss. If there is a positive balance in the reserve account at the end of the Fiscal Year, such positive amount will be paid to Mr. Hennessy within 75 days following the end of such Fiscal Year. If there is a negative balance in the reserve account at the end of the Fiscal Year, the negative reserve will be cancelled and not carried forward into the next Fiscal Year. Mr. Hennessy must be an active employee of the company when any bonus is paid in order to be eligible to receive such bonus payment.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting is required to approve the proposal. Abstentions will have the same effect as a vote “against” this proposal, but broker non-votes will have no effect on the outcome of this proposal.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PERFORMANCE-BASED BONUS PROVISION OF THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT WITH NEIL J. HENNESSY. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE APPROVAL OF THE PERFORMANCE-BASED BONUS PROVISION OF THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT WITH NEIL J. HENNESSY UNLESS THE SHAREHOLDER HAS SPECIFIED OTHERWISE.

OTHER MATTERS

The board of directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on the matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Regulations of the SEC require proxy statements to disclose the date by which shareholder proposals must be received by us in order to be included in our proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in our proxy statement and form of proxy relating to the 2015 annual meeting of shareholders, a written copy of their proposal must be received at our principal executive offices no later than August 18, 2014. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials. To ensure prompt receipt by Hennessy Advisors, proposals should be sent certified mail, return receipt requested.

Notice to us of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely under our bylaws if we receive it after August 18, 2014, and will not be placed on the agenda for the 2015 annual meeting of shareholders.

Rule 14a-8, which requires the inclusion of shareholder proposals in our proxy materials, does not apply to director nominations by shareholders. The nominating committee will consider recommendations for potential nominees for director from many sources, including shareholders. The names of such suggested nominees for director, together with appropriate biographical information, should be submitted for nominating committee consideration to our principal executive offices no later than August 18, 2014. Any candidates duly submitted by a shareholder or shareholder group will be reviewed and considered in the same manner as all other candidates as a potential nominee for the slate nominated by our board of directors. In order to be a valid submission for recommendation to the nominating committee for a potential nominee for director, the form of the recommendation must set forth:

•	the name and address, as they appear on our records, of the shareholder recommending the persons, and the name and address of the beneficial owner, if any, on whose behalf the recommendation is made;

•	the number of shares of our common stock that are owned beneficially and of record by the shareholder of record and by the beneficial owner, if any, on whose behalf the recommendation is made;

•	any material interest or relationship that the shareholder of record and/or the beneficial owner, if any, on whose behalf the recommendation is made may respectively have with the nominee for director;

•	any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 relating to nominations for election or re-election as a director; including the nominee’s written consent to being named in the proxy statement as a nominee for director and to serving as a director, if nominated and elected; and

•	with respect to (i) shareholders that have owned more than 5% of our common stock for at least one year as of the date the recommendation is made or (ii) a group of shareholders that, in the aggregate, have owned more than 5% of our common stock for at least one year as of the date the recommendation is made:

•	a written statement that the shareholder or group of shareholders have owned more than 5% of our common stock for more than one year; and

•	a written consent of the shareholder or group of shareholders to be named in our proxy statement.

The completed form of recommendation must be sent to the nominating committee at our principal executive offices: 7250 Redwood Boulevard, Suite 200, Novato, California 94945. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder Recommendation for Director.”

A shareholder wishing to nominate his or her own candidate for election to our board at our 2015 annual meeting of shareholders must submit a written notice, in the form specified below, of his or her nomination of a candidate to our corporate secretary at our principal executive offices. The submission must be received at our principal executive offices no later than August 18, 2014. To be timely in the case of a special meeting called for the election of directors or in the event that the date of the applicable annual meeting is changed by more than 30 days from the date of our last annual meeting, a shareholder’s notice must be received at our principal executive offices no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. In accordance with Article II, Section 16 of our amended and restated bylaws, shareholder nominations that do not comply with the submission deadline are not required to be recognized by the presiding officer at the annual meeting. Timely nominations will be brought before the meeting but will not be part of the slate nominated by our board of directors and will not be included in the company’s proxy materials.

In order to be valid, a submission for a shareholder director nomination must set forth:

•	the name and address, as they appear on our records, of the shareholder nominating the persons, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•	the class and number of shares of our capital stock that are owned beneficially and of record by the shareholder of record and by the beneficial owner, if any, on whose behalf the nomination is made;

•	any material interest or relationship that the shareholder of record and/or the beneficial owner, if any, on whose behalf the nomination is made may respectively have with the nominee for director; and

•	any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 relating to nominations for election or re-election as a director; including the nominee’s written consent to being named in the proxy statement as a nominee for director and to serving as a director, if nominated and elected.

The completed form of notice must be sent to our corporate secretary at our principal executive offices: 7250 Redwood Boulevard, Suite 200, Novato, California 94945. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder Nomination for Director.”

Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to our corporate secretary at our principal executive offices, at 7250 Redwood Boulevard, Suite 200, Novato, California 94945. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. Our corporate secretary will make copies of all such letters and circulate them to the appropriate director or directors. Commercial advertisements or other forms of solicitation will not be forwarded.

Pursuant to the rules of the Securities Exchange Act of 1934, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our annual report on Form 10-K and proxy statements. Upon written or oral request, we will promptly deliver a separate copy of the annual report on Form 10-K or the proxy statement for our annual meeting or a special meeting to any shareholder at a shared address to which a single copy of each document was delivered, or a single copy to any shareholders sharing the same address to whom multiple copies were delivered. Shareholders may notify us of their requests by calling (800) 966-4354 or writing to Teresa M. Nilsen, at our principal executive offices, at 7250 Redwood Boulevard, Suite 200, Novato, California 94945.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by Hennessy Advisors. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees for directors, for their expenses for sending proxy material to principals and obtaining their proxies.

PLEASE SPECIFY YOUR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE IS APPRECIATED.

By Order of the Board of Directors,

/s/ Teresa M. Nilsen
Teresa M. Nilsen, Secretary

February 21, 2014

ANNEX A

HENNESSY ADVISORS, INC. AMENDED AND RESTATED

2013 OMNIBUS INCENTIVE PLAN

1. Purpose and Effective Date.

(a) Purpose. The Hennessy Advisors, Inc. Amended and Restated 2013 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers and other key employees, outside directors and advisors, and (ii) to increase shareholder value. This Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, or receive monetary payments, on the potentially favorable terms that this Plan provides.

(b) Effective Date. This Plan will become effective on the date on which affirmative shareholder approval of this Plan is obtained (the “New Effective Date”). Awards may be granted under this Plan on and after the New Effective Date.

(c) Prior Plan. The Hennessy Advisors, Inc. 2001 Omnibus Plan (the “Prior Plan”) terminated on January 17, 2013 when the Company’s shareholders approved the Hennessy Advisors, Inc. 2013 Omnibus Incentive Plan, and no new awards have been or will be granted under the Prior Plan after such termination date; provided that the Prior Plan will continue to govern awards outstanding as of the date of such termination and such awards shall continue in force and effect until fully distributed or terminated pursuant to the Prior Plan’s terms.

2. Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.

(a) “10% Shareholder” means a Participant who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary corporation.

(b) “Administrator” means the Committee. In addition, subject to any limitations imposed by law and any restrictions imposed by the Committee, the Chief Executive Officer of the Company may act as the Administrator with respect to Awards granted (or to be granted) to employees who are not Section 16 Participants or subject to Code Section 162(m) at the time such authority or responsibility is exercised.

(c) “Affiliate” means, if any, any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d) “Affiliated Company” or “Affiliated Companies” shall include, if any, any company or companies controlled by, controlling or under common control with the Company; provided that when determining when a Participant has experienced a separation from service for purposes of the Plan, control shall be determined pursuant to Code Sections 414(b) or (c), except that the phrase “at least 50 percent” shall be used in place of the phrase “at least 80 percent” in each place it appears in the regulations thereunder.

(e) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Dividend Equivalent Units, an Annual Incentive Award, a Long-Term Incentive Award, or any other type of award permitted under the Plan.

(f) “Beneficial Ownership” (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means (1) if the Participant is subject to an employment agreement with the Company or an Affiliate that contains a definition of “cause”, such definition, or (2) otherwise, except as otherwise determined by the Administrator and set forth in an Award agreement, any of the following as determined by the Administrator: (A) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or an Affiliate, or the Company’s or an Affiliate’s code of ethics, as then in effect, (B) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, (C) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, (D) violation of any federal, state or local law in connection with the Participant’s employment or service, or (E) breach of any fiduciary duty to the Company or an Affiliate.

(i) “Change of Control” means the occurrence of any one or more of the following events:

(i) an acquisition, in any one transaction or series of transactions, after which any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), has Beneficial Ownership of 50% or more of either the then outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company, but excluding, for this purpose, any such acquisition (A) by the Company or any employee benefit plan (or related trust) of the Company, (B) by Neil J. Hennessy or any Affiliate thereof, or (C) by any corporation with respect to which, following such acquisition, all of the then outstanding shares of common stock and voting securities of such corporation are then Beneficially Owned, directly or indirectly, in substantially the same proportions, by the Beneficial Owners of the common stock and voting securities of the Company immediately prior to such acquisition;

(ii) 50% or more of the members of the Board (A) are not Continuing Directors, or (B) whether or not they are Continuing Directors, are nominated by or elected by the same Beneficial Owner or are elected or appointed in connection with an acquisition by the Company (whether through purchase, merger or otherwise) of all or substantially all of the operating assets or capital stock of another entity; or

(iii) the (A) consummation of a reorganization, merger, share exchange, consolidation or similar transaction, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and voting securities of the corporation resulting from such reorganization, merger or consolidation, (B) consummation of the sale or other disposition of all or substantially all of the assets of the Company or (C) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of an Award (1) that provides for the payment of deferred compensation that is subject to Code Section 409A or (2) with respect to which the Company permits a deferral election, the definition of Change of Control herein shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(k) “Commission” means the United States Securities and Exchange Commission or any successor agency.

(l) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer the Plan and composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Code Section 162(m)(4)(C); provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(m) “Company” means Hennessy Advisors, Inc., a California corporation, or any successor thereto.

(n) “Continuing Director” means any member of the Board who was a member of the Board on the day following the New Effective Date, and any successor of a Continuing Director who is recommended to succeed a Continuing Director (or whose election or nomination for election is approved) by at least a majority of the Continuing Directors then on the Board.

(o) “Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.

(p) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an officer or an employee of the Company or an Affiliate.

(q) “Disability” means, except as otherwise determined by the Administrator and set forth in an Award agreement: (i) with respect to an ISO, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Administrator. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

(r) “Dividend Equivalent Unit” means the right to receive a payment, in cash or property, equal to the cash dividends or other distributions paid with respect to a Share.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(t) “Excluded Items” means any gains or losses from the sale of assets outside the ordinary course of business; any gains or losses from discontinued operations; any extraordinary gains or losses; the effects of accounting changes; any unusual, nonrecurring, transition, one-time or similar items or charges; the diluted impact of goodwill on acquisitions; and any other items specified by the Administrator; provided that, for Awards intended to qualify as performance-based compensation under Code Section 162(m), the Administrator shall specify the Excluded Items in writing at the time the Award is made unless, after application of the Excluded Items, the amount payable under the Award is reduced.

(u) “Fair Market Value” means, per Share on a particular date: (i) if the Shares are listed on a national securities exchange, the last sales price as reported for the immediately preceding date on which there was a sale of Shares on such exchange; (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the immediately preceding date on which there was a sale of or quotation for Shares on that market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator. The Administrator also shall establish the Fair Market Value of any other property. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.

(v) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(w) “Incentive Stock Option” or “ISO” mean an Option that meets the requirements of Code Section 422.

(x) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(y) “Participant” means an individual selected by the Administrator to receive an Award.

(z) “Performance Awards” means a Performance Share and Performance Unit, and any Award of Restricted Stock, Restricted Stock Units or Deferred Stock Rights the payment or vesting of which is contingent on the attainment of one or more Performance Goals.

(aa) “Performance Goals” means the following categories (in all cases after taking into account any Excluded Items, as applicable), including in each case any measure based on such category:

(i) Basic earnings per common share for the Company.

(ii) Diluted earnings per common share for the Company.

(iii) Total shareholder return.

(iv) Fair Market Value of Shares.

(v) Gross profit, including gross profit computed for financial reporting purposes in accordance with generally accepted accounting principles, but prior to the exclusion for any or all of the following items: (A) any bonuses payable to employees (including related payroll tax expenses), (B) depreciation expense, (C) amortization expense, (D) compensation expense related to restricted stock units or other stock-based compensation expense, and (E) asset impairment charges.

(vi) Operating income or adjusted operating income.

(vii) Segment income.

(viii) Earnings before interest and the provision for income taxes (EBIT).

(ix) Earnings before interest, the provision for income taxes, depreciation, and amortization (EBITDA).

(x) Earnings after interest expense and before incentives and service fees and extraordinary or special items.

(xi) Net income.

(xii) Return on investments

(xiii) Return on equity.

(xiv) Return on assets.

(xv) Return on capital.

(xvi) Economic value added, or other measure of profitability that considers the cost of capital employed.

(xvii) Cash flow.

(xviii) Net cash provided by operating activities.

(xix) Net increase (decrease) in cash and cash equivalents.

(xx) Market share.

(xxi) Completion of integration of acquired businesses and/or strategic activities.

(xxii) Identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans.

(xxiii) Any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or other indexes or groups of comparable companies referenced in the Company’s annual report on Form 10-K in respect to Item 401(l) of Regulation S-K.

(xxiv) The value of all financial assets resulting from an extraordinary acquisition of assets.

(xxv) The performance of one or more of the investment companies managed by the Company as compared to a peer group or index or other benchmark deemed applicable by the Committee.

(xxvi) The volume of sales of the investment companies managed by the Company.

(xxvii) Development, completion and implementation of succession planning.

As appropriate and applicable, the Performance Goals may be measured (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection.

In addition, the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above (A) with respect to Awards that are not intended to qualify as performance-based compensation within the meaning of Code Section 162(m) or (B) to the extent that the application of such categories results in a reduction of the maximum amount otherwise payable under the Award.

Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(bb) “Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals are achieved.

(cc) “Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(dd) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(ee) “Plan” means this Hennessy Advisors, Inc. 2013 Amended and Restated Omnibus Incentive Plan, as may be amended from time to time.

(ff) “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.

(gg) “Restricted Stock” means a Share that is subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.

(hh) “Restricted Stock Unit” means the right to receive a payment equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.

(ii) “Retirement” means, except as otherwise determined by the Administrator and set forth in an Award agreement, termination of employment from the Company and its Affiliates (for other than Cause) on a date the Participant is then eligible to receive immediate early or normal retirement benefits under the provisions of any of the Company’s or its Affiliate’s defined benefit pension plans, or if the Participant is not covered under any such plan, on or after attainment of age fifty-five (55) and completion of ten (10) years of continuous service with the Company and its Affiliates or on or after attainment of age sixty-five (65) and completion of five (5) years of continuous service with the Company and its Affiliates.

(jj) “Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(kk) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(ll) “Share” means a share of Stock.

(mm) “Stock” means the Common Stock of the Company.

(nn) “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(oo) “Stock Unit” means a right to receive a payment equal to the Fair Market Value of one Share.

(pp) “Subsidiary” means, if any, any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

(qq) “Unrestricted Shares” means Shares issued under the Plan that are not subject to either a risk of forfeiture or a Restriction Period.

3. Administration.

(a) Administration. The Administrator shall administer this Plan. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

Notwithstanding the above statement or any other provision of the Plan, the Committee shall have no discretion to increase the amount, once established, of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Committee may decrease the amount of compensation a Participant may earn under such an Award.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants or Awards made to Participants subject to Code Section 162(m) at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of directors who are “non-employee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Code Section 162(m)(4)(C). If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s articles of incorporation and by-laws permit.

4. Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 18, the maximum number of Shares which may be issued under the Plan is fifty percent (50%) of all Shares then outstanding, except that this fifty percent (50%) limitation shall not invalidate any Awards made prior to a decrease in the number of outstanding Shares even though such Awards have resulted or may result in Shares constituting more than fifty percent (50%) of the outstanding Shares being available for issuance under the Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted by one Share for each Share subject to any type of an Award. Shares subject to awards that remain outstanding under the Prior Plan shall deplete the Shares available for issuance under this Plan.

(b) Incentive Stock Option Award Limits. Subject to adjustment as provided in Section 18, the Company may issue an aggregate of three hundred thousand (300,000) Shares upon the exercise of Incentive Stock Options.

(c) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to Incentive Stock Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: Shares tendered in payment of the exercise price of an Option; Shares withheld to satisfy federal, state or local tax withholding obligations; and Shares purchased by the Company using proceeds from Option exercises.

(d) Participant Limitations. Subject to adjustment as provided in Section 18, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Stock Appreciation Rights with respect to, more than fifty thousand (50,000) Shares during any fiscal year of the Company;

(ii) receiving Awards of Restricted Stock (including any dividends paid thereon) and/or Restricted Stock Units (including any associated Dividend Equivalent Units) and/or Deferred Stock Rights (including any associated Dividend Equivalent Units) relating to more than fifty thousand (50,000) Shares during any fiscal year of the Company;

(iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than fifty thousand (50,000) Shares during any fiscal year of the Company;

(iv) receiving Awards of Performance Units the value of which is not based on the Fair Market Value of Shares that would pay more than five million dollars ($5,000,000) during any fiscal year of the Company;

(v) receiving other Stock-based Awards pursuant to Section 13 relating to more than fifty thousand (50,000) Shares during any fiscal year of the Company;

(vi) receiving Annual Incentive Award(s) in any fiscal year (or any portion thereof) of the Company that would pay more than the greater of (X) five million dollars ($5,000,000), or (Y) ten percent (10%) of the gross profit of the Company without regard to (A) any bonuses payable to employees (including related payroll tax expenses), (B) depreciation expense, (C) amortization expense, (D) compensation expense related to restricted stock units or other stock-based compensation expense, and (E) asset impairment charges; or

(vii) receiving a Long-Term Incentive Award in any fiscal year of the Company that would pay more than five million dollars ($5,000,000).

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:

(a) Whether the Option is an Incentive Stock Option or a “nonqualified stock option” which does not meet the requirements of Code Section 422;

(b) The number of Shares subject to the Option;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Shareholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e) The terms and conditions of exercise, including the manner and form of payment of the exercise price; provided that if the aggregate Fair Market Value of the Shares subject to all ISOs granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceeds the dollar limitation set forth in Code Section 422(d), then such ISOs shall be treated as nonqualified stock options to the extent such limitation is exceeded; and

(f) The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Shareholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise.

If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8. Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:

(a) Whether the SAR is granted independently of an Option or relates to an Option;

(b) The number of Shares to which the SAR relates;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;

(e) The terms and conditions of exercise or maturity;

(f) The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and

(g) Whether the SAR will be settled in cash, Shares or a combination thereof.

If a SAR is granted in relation to an Option, then, unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9. Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Units, including but not limited to:

(a) The number of Shares and/or units to which such Award relates;

(b) Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;

(c) The Restriction Period with respect to Restricted Stock or Restricted Stock Units and the period of deferral for Deferred Stock Rights;

(d) The performance period for Performance Awards;

(e) With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and

(f) With respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are paid in cash, then the payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.

10. Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or (for Awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m)) Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of one fiscal year (or any portion thereof) of the Company.

11. Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or (for Awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m)) Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of more than one fiscal year of the Company.

12. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award be made currently or credited to an account for the Participant that provides for the deferral of such amounts until a stated time; provided that Dividend Equivalent Units that relate to Performance Awards that are contingent on the achievement of a Performance Goal at the time the cash dividend or other distribution is paid with respect to a Share shall also be contingent on the achievement of such Performance Goal and shall not be paid until such Performance Goal is achieved; and (c) the Award will be settled in cash or Shares; provided that Dividend Equivalent Units may be granted only in connection with a “full-value Award.” For this purpose, a “full-value Award” includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share), Deferred Stock Rights and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share.

13. Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of Unrestricted Shares (which may be awarded in lieu of cash compensation to which a Participant is otherwise entitled, in exchange for cancellation of a compensation right, as a bonus, upon the attainment of Performance Goals or otherwise) or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award; and provided further that the date of grant cannot be prior to the date the Administrator takes action to approve the Award.

14. Effect of Termination on Awards. The Administrator shall have the discretion to determine, at the time an Award is made to a Participant or any time thereafter, the effect of the Participant’s termination of employment or service with the Company and its Affiliates on the Award.

15. Transferability.

(a) Restrictions on Transfer. No Award (other than Unrestricted Shares), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (i) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (ii) transfer an Award.

(b) Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative.

16. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 16(b), this Plan will terminate on the date all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the New Effective Date, no Incentive Stock Options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan for such purpose.

(b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(b) or the limits set forth in Section 6(d) (except as permitted by Section 18), (B) an amendment to materially expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 16(e).

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Subject to the requirements of the Plan, including the limitations of Section 3(a) and Section 16(e), the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of Section 18 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii) Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

(iii) Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 16 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 18, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, if any, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 16(b).

In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award agreement to contrary.

(g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

17. Taxes.

(a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c) Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

18. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate, subject to the listing requirements of any principal securities exchange or market on which the Shares are then traded.

(c) Change of Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, then such agreement shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the date of the Change of Control, in the event of a Change of Control:

(i) If the purchaser, successor or surviving corporation (or parent thereof) (the “Survivor”) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the Change of Control transaction. If applicable, each Award which is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made.

(ii) To the extent the Survivor in the Change of Control transaction does not agree to assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the date of the Change of Control:

(A) Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award.

(B) Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) that are not then vested shall vest.

(C) All Performance Awards and Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid upon the Change of Control, and all Performance Awards and Annual and Long-Term Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment to be made within thirty (30) days after the Change of Control equal to the product of (1) the target value payable to the Participant under his Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the Change of Control occurs and the denominator of which is the number of days in the performance period.

(D) All Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

(iii) In the event that (1) the Survivor terminates the Participant’s employment or service without cause (as defined in the agreement relating to the Award or, if not defined therein, as defined by the Administrator) or (2) if the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that contemplates the termination of his or her employment or service for good reason, and the Participant terminates his or her employment or service for good reason (as defined in such agreement), in the case of either (1) or (2) within twenty-four (24) months following a Change of Control, then the following provisions shall apply to any assumed Awards or replacement awards described in paragraph (i) and any Awards not cancelled in connection with the Change of Control pursuant to paragraph (ii):

(A) Effective upon the date of the Participant’s termination of employment or service, all outstanding Awards or replacement awards automatically shall vest (assuming for any Award the vesting of which is subject to Performance Goals, that such goals had been met at the target level); and

(B) With respect to Options or Stock Appreciation Rights, at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the excess of the Fair Market Value of the Shares on the date of such termination covered by the portion of the Option or Stock Appreciation Right that has not been exercised over the exercise or grant price of such Shares under the Award; and

(C) With respect to Restricted Stock, Restricted Stock Units or Deferred Stock Rights, at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the Fair Market Value of a Share on the date of such termination; and

(D) With respect to Performance Awards and Annual and Long-Term Incentive Awards that are earned but not yet paid, such Awards or replacement awards shall be paid upon the termination of employment or service, and with respect to Performance Awards and Annual and Long-Term Incentive Awards for which the performance period has not expired, such Awards shall be cancelled in exchange for a cash payment to be made within thirty (30) days after the date of termination equal to the product of (1) the target value payable to the Participant under his Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the termination occurs and the denominator of which is the number of days in the performance period; and

(E) With respect to other Awards, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash in an amount equal to the value of the Award.

Notwithstanding anything to the contrary in the foregoing, if the Participant has a deferral election in effect with respect to any amount payable under this Section 18(c), such amount shall be deferred pursuant to such election and shall not be paid in a lump sum as provided herein; provided that, with respect to amounts payable to a Participant (or the Participant’s beneficiary or estate) who is entitled to a payment hereunder because the Participant’s employment terminated as a result of death or Disability, or payable to a Participant who has met the requirements for Retirement (without regard to whether the Participant has terminated employment), no payment shall be made unless the Change of Control also constitutes a change of control within the meaning of Code Section 409A.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.

(d) Application of Limits on Payments. Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

19. Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(iii) restrictions on resale or other disposition of Shares; and

(iv) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment; and

(ii) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Offset. The Company shall have the right to offset, from any amount payable or stock deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.

(e) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(f) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.

(g) Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(h) Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of California, without reference to any conflict of law principles.

(i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j) Severability. If any provision of this Plan or any Award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

* * *

Hennessy Advisors, Inc.
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Pacific Time, on March 25, 2014.
Vote by Internet
• Go to www.investorvote.com/HNNA
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Follow the instructions provided by the recorded message

‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

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Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain	+

1. To approve the Hennessy Advisors, Inc. Amended and Restated 2013 Omnibus Incentive Plan	☐	☐	☐
2. To approve the performance-based bonus provision of the Second Amended and Restated Employment Agreement with Neil J. Hennessy	☐	☐	☐

Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to

be Held on March 26, 2014. The notice, proxy statement and form of proxy are available at

www.hennessyadvisors.com/proxy.htm.

‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

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PROXY — HENNESSY ADVISORS, INC.

Special Meeting of Shareholders - March 26, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Neil J. Hennessy and Teresa M. Nilsen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hennessy Advisors, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of the Company to be held on March 26, 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE APPROVAL OF THE HENNESSY ADVISORS, INC. AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN AND “FOR” THE APPROVAL OF THE PERFORMANCE-BASED BONUS PROVISION OF THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT WITH NEIL J. HENNESSY.

(Continued and to be marked, dated and signed, on the other side)